Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lunai Bioworks Inc. (the “Company”) on Form 10-K for the year ending June 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Nathen Fuentes, as Chief Financial Officer (Principal Financial Officer) of the Company, hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2026

/s/ Nathen Fuentes
Nathen Fuentes

Chief Financial Officer (Principal Financial and Accounting Officer)